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                                                                 Exhibit 10.1(e)

                          AMENDMENT TO LOAN AGREEMENT


     THIS AMENDMENT TO LOAN AGREEMENT ("Amendment"), dated as of June 14, 1999, is by and between NATIONSBANK, N.A., a national banking association ("Bank") and BLUE RHINO CORPORATION, a Delaware corporation ("Borrower").

                             W I T N E S S E T H :
                             ---------------------

     WHEREAS, Bank and Borrower are parties to that certain Loan Agreement dated December 31, 1998 (the "BR Loan Agreement"), pursuant to which Bank made certain loans to Borrower, as more fully described therein, including a revolving line of credit (the "Revolver") in the original principal amount of up to $7,000,000, and a non-revolving line of credit (the "Acquisition Line") in the principal amount of up to $5,000,000; and

     WHEREAS, on the same date, Bank and USA Leasing, LLC, a Delaware limited liability company affiliated with Borrower through certain common ownership ("Lessor") entered into a Loan Agreement (the "Lessor Loan Agreement"), pursuant to which Bank extended a non-revolving line of credit (the "Lease Line") to Lessor in the principal amount of up to $13,000,000; and

     WHEREAS, both the BR Loan Agreement and the Lessor Loan Agreement contained certain limitations on the amount of credit available under the various loan facilities (the "Credit Limit"), until such time as certain financial covenants were satisfied, based on the combined financial performance of Borrower and Lessor; and

     WHEREAS, Borrower has requested that Bank temporarily modify the Credit Limit to permit Borrower to obtain additional advances under the Revolver and the Acquisition Line; and

     WHEREAS, Borrower has also requested that the Bank agree to modify certain financial covenants, modify the Borrowing Base, and make certain other changes in the BR Loan Agreement; and

     WHEREAS, the Bank has agreed to make such changes and modifications, subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises, the renewal and extension of the Loans to Borrower, and other valuable consideration, the parties hereto agree hereby as follows:

     1.   Modifications to Revolver.  (a)  Notwithstanding the provisions of
Section 4 of the BR Loan Agreement imposing the Credit Limit, Bank agrees to extend credit under the Revolver, subject to certain sublimits (the "Sublimits"), as follows: (i) up to $3,400,000 to finance Borrower's temporary working capital needs, and (ii) up to $2,900,000 for issuance of documentary letters of credit by Bank for the benefit of Borrower, and such standby letters of credit as may be approved by Bank from time to time. Borrower may borrow, repay and reborrow, and may obtain letters of credit as needed, from time to time, provided that the

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maximum principal balance of unpaid advances, and the aggregate amount of letters of credit issued by Bank, do not exceed the Sublimits described above. All advances under the Revolver shall also be subject to the Sublimit Borrowing Base, as set forth herein.

     (b) All advances made under the Revolver shall bear interest at the rate set forth in the BR Loan Agreement, which accrued interest shall be payable monthly in arrears.

     (c) Borrower agrees to pay an issuance fee for each letter of credit issued Bank under the Revolver, in the amount of (i) three-eighths percent (3/8%) for documentary letters of credit and (ii) one and one-half percent
(1 1/2%) for standby letters of credit. Borrower shall also pay Bank's standard processing fees for letters of credit issued by Bank.

     (d) The availability fee to be paid by Borrower on the Revolver and the Acquisition Line shall be in the amount of one-quarter percent (1/4%) of the average unused amount of such facilities, calculated with reference to the amount of the Sublimits.

     2. Modifications to Acquisition Line. (a) Notwithstanding the provisions of Section 4 of the BR Loan Agreement imposing the Credit Limit, Bank agrees to extend credit under the Acquisition Line to Borrower in the principal amount of up to One Million, Ninety Thousand Dollars ($1,090,000). Borrower may obtain advances under the Acquisition Line in an aggregate principal amount of up to $1,090,000. All advances under the Acquisition Line shall also be subject to the Sublimit Borrowing Base, as set forth herein.

     (b) All advances made under the Acquisition Line shall bear interest at the rate set forth in the BR Loan Agreement, which accrued interest shall be payable monthly in arrears.

     3. Removal of Sublimits. The Sublimits set forth above shall be removed at such time as the Lease Line has been paid in full, and the commitment of the Bank pursuant to the Lease Line has been terminated. At such time, credit shall be available under the Revolver and the Acquisition Line in the amounts and for the periods set forth in the BR Loan Agreement, as modified herein.

     4. Modification of Borrowing Base. The Borrowing Base described in the BR Loan Agreement and in the Borrowing Base Agreement is hereby modified to delete all references to Inventory and Equipment. Borrower and Bank shall execute a new Borrowing Base Agreement, which shall replace the Borrowing Base Agreement attached to the Loan Agreement as Exhibit A. Additionally, the Borrowing Base shall apply to all advances under the Acquisition Line, as well as the Revolver. The aggregate amount of unpaid advances under the Acquisition Line and the Revolver shall not exceed an amount equal to the lesser of 80% of the Borrower's Eligible Accounts Receivable (as such term is defined in the existing Borrowing Base Agreement between Bank and Borrower), or $7,390,000. At the time Borrower requests any advance under the Revolver or the Acquisition Line, Borrower shall provide a Borrowing Base certificate, signed by Borrower, setting forth the value of the Eligible Accounts Receivable, and stating that the principal amount outstanding on the loans, together with the requested disbursement, shall not exceed the Borrowing Base.


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     5.   Waivers. (a) Subject to compliance by Borrower with the Sublimits,
Bank agrees to waive the Credit Limit and compliance by the Borrower with the financial ratio requirements set forth in Section 4 of the BR Loan Agreement and the Lessor Loan Agreement as a condition of lifting the Credit Limit.

     (b)  Compliance with the debt to Tangible Net Worth covenant found in
Section 7 (A) (ii) is waived for the Borrower's fiscal quarter ending April 30, 1999.

     (c) Compliance with the EBITDA covenant found in Section 7 (A) (iv) is waived for the Borrower's fiscal quarter ending April 30, 1999.

     6. Amendments. (a) Section 7 (A) (iii) of the BR Loan Agreement is hereby amended to change the Current Ratio requirement to not less than 1.0 to one.

     (b) Section 7 (B) (ii) of the BR Loan Agreement is hereby amended by replacing the figure "30 days" with the figure "45 days."

     7. Payment of Expenses. Borrower agrees to pay, or reimburse the Bank for payment of, all of the Bank's costs and expenses incurred in connection with this Amendment, including the fees and out-of-pocket expenses of the Bank's counsel, and all costs of inspections, surveys, appraisals, environmental inspections or other matters.

     8. Representations and Warranties. Borrower represents and warrants to the Bank as follows:

          (a) Power and Authority: Enforceability. Borrower has the power and authority to execute and deliver this Amendment and to perform the terms and conditions of the BR Loan Agreement and the other Loan Documents (as defined in the BR Loan Agreement), as amended and modified by this Amendment. The execution and delivery of this Amendment by Borrower and the performance of the BR Loan Agreement and the other Loan Documents, as amended and modified by this Amendment, do not and will not violate any law, rule or regulation, or constitute a breach of the articles of incorporation, bylaws or corporate resolutions of Borrower or any agreement to which the Borrower is a party or by which its assets are bound. The BR Loan Agreement and the other Loan Documents, as amended and modified by this Amendment, constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, and similar laws and other law generally affecting the enforceability of creditors' rights and to general principles of equity.

          (b) No Default. Upon the execution and delivery of this Amendment by the Borrower, Borrower will not be in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in the BR Loan Agreement or the other Loan Documents, as amended and modified by this Amendment, or any other agreement or instrument to which it is a party.

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          (c)  Representations. The representations and the information furnished by Borrower to Bank with regard to this Amendment are and shall continue to be true and not misleading in all material respects. In addition, the representations and warranties of Borrower to Bank contained herein, in the BR Loan Agreement, in the other Loan Documents and in any other document or instrument executed or delivered by Borrower in connection therewith, are and shall continue to be true and not misleading in all material respects, except as otherwise disclosed in writing to the Bank and approved by Bank prior to the date hereof.

     9. Covenants. Borrower covenants and agrees that, unless Bank shall otherwise consent in writing, Borrower shall:

          (a) Compliance with Covenants. Continue to comply with all of the terms, covenants and agreements contained in the BR Loan Agreement and the other Loan Documents, as amended and modified by this Amendment.

          (b) Further Assurances. Execute and deliver such further instruments, and take such further action as Bank may reasonably request, in each case to further effect the purposes of the BR Loan Agreement and the other Loan Documents, as modified by this Amendment.

     10. Ratification. Except as expressly amended hereby, the BR Loan Agreement shall be and remain in full force and effect in accordance with its terms. Borrower stipulates and agrees that there exists no defense, claim of setoff, or claim in avoidance of any of its liabilities or obligations under or pursuant to the BR Loan Agreement, as so amended.

     11.  Miscellaneous.
          --------------

          (a) All references to the "BR Loan Agreement" in the BR Loan Agreement shall hereafter mean and refer to the BR Loan Agreement as amended hereby.

          (b) All references to the "Loan Agreement" in the other Loan Documents shall hereafter mean and refer to the BR Loan Agreement as amended hereby.

          (c) In the event of any conflict between the terms of this Amendment and the Loan Documents, the terms of this Amendment shall control and govern.

          (d) All captioned terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

     12. Counterparts. This Amendment may be executed in separate counterparts, and said counterparts taken together shall be deemed to constitute one and the same instrument. An executed copy of this Amendment delivered by telecopier shall have the same effect as an originally executed copy of this Amendment.

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     13.  NO ORAL AGREEMENT. THIS WRITTEN AMENDMENT AND THE OTHER LOAN DOCUMENTS
REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.


          IN WITNESS WHEREOF, the parties hereto have executed the foregoing Amendment to Loan Agreement as of the date first above written.

                                         BORROWER:
                                         ---------

                                         BLUE RHINO CORPORATION
ATTEST:
                                         By: /s/ Mark Castaneda
                                            --------------------------
                                         Title: CFO
                                               -----------------------

/s/ Kurt Gehsmann
---------------------------
ASST. SECRETARY
      [Corporate Seal]


                                         BANK
                                         ----

                                         NATIONSBANK, N.A.

                                         By: /s/ J. Thomas Johnson, Jr.
                                            ---------------------------
                                         Title: Sr. Vice President
                                               ------------------------


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